                                                                  Exhibit 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 21, 2003, accompanying the consolidated financial statements included in this Annual Report of Nam Tai Electronics, Inc. and subsidiaries on Form 20-F for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements and Prospectus of Nam Tai Electronics, Inc. on Form S-8 (File Nos. 333-73954, 333-27761, 333-58466, and 333-76940) and the Registration Statement
and Prospectus of Nam Tai Electronics, Inc. on Form F-3 (File No. 333-58468).

/s/ Grant Thornton
-------------------
Grant Thornton


Hong Kong
June 10, 2003